Exhibit 99.2

Keating Capital Reports Q3 2013 Results

Pre-IPO Investor Provides Financial Update

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--October 28, 2013--Keating Capital, Inc. (“Keating Capital” or the “Company”) (Nasdaq: KIPO) reported financial results for the quarter ended September 30, 2013.

Management Commentary

“Our portfolio continued to perform well during the third quarter, as evidenced by the net increase in unrealized appreciation on our investments of $5.1 million. We also paid a dividend of $0.24 per share in the third quarter, which brings our total 2013 dividends paid to $0.48 per share. Since our first distribution in 2011, we have now distributed a total of $0.64 per share to our stockholders.

We have completed the disposition of four portfolio company positions to date, with only one portfolio company disposition being at a loss ($121,000). The overall weighted-average internal rate of return on our four portfolio company dispositions has been 22%, calculated at the portfolio company level, before giving effect to our operating expenses (including any incentive fees).

In short, we believe that our pre-IPO investment strategy is working according to plan, and that our publicly traded stock provides investors with an opportunity to participate in a unique private-to-public valuation arbitrage strategy that is both diversified and executed with discipline,” stated Timothy J. Keating, CEO of Keating Capital, Inc.

Highlights for the Quarter Ended September 30, 2013

  $3.0 million investment in new portfolio company Deem, Inc. (“Deem”)
  Net increase in unrealized appreciation on investments of $5.1 million
  Increase in NAV of $0.14 per share resulting in an NAV of $7.93 per share as of September 30, 2013
  $0.24 per share special dividend paid in Q3; total dividends of $0.48 per share paid in 2013
  Last 12-month dividend yield of 6.9% based on $7.43 stock price as of September 30, 2013
  136,886 shares of common stock repurchased for $0.9 million, an average price of $6.52 per share, or a 16% weighted-average discount to NAV
  Weighted-average portfolio company holding period of 1.7 years as of September 30, 2013

$3.0 Million Investment in New Portfolio Company Deem, Inc.

On September 19, 2013, Keating Capital completed a $3,000,000 investment in the Series AA-1 convertible preferred stock of Deem, Inc. (“Deem”). Deem operates an e-commerce network that connects a large and diverse ecosystem of consumers, businesses, channel partners and merchants.

Portfolio Analysis

As of September 30, 2013, the net unrealized appreciation of Keating Capital’s portfolio was $6,472,018, consisting of: (i) 11 portfolio company investments with aggregate unrealized appreciation of $14,035,343, and (ii) six portfolio company investments with aggregate unrealized depreciation of $7,563,325. The unrealized appreciation (depreciation) of each of Keating Capital’s portfolio companies as of September 30, 2013, is set forth in the table below.

	As of September 30, 2013
			Unrealized
			Appreciation
Portfolio Company	Cost	Value	(Depreciation)

Xtime, Inc.	$3,000,000	$6,040,000	$3,040,000
SilkRoad, Inc.	6,008,667	8,518,667	2,510,000
Jumptap, Inc.	4,999,995	7,200,000	2,200,005
Zoosk, Inc.	2,999,999	4,770,000	1,770,001
Tremor Video, Inc.	4,000,001	4,984,192	984,191
Harvest Power, Inc.	2,499,999	3,480,000	980,001
Metabolon, Inc.	4,000,000	4,860,000	860,000
Glam Media, Inc.	4,999,999	5,750,000	750,001
TrueCar, Inc.	2,999,996	3,650,000	650,004
Kabam, Inc.	1,328,860	1,620,000	291,140
Deem, Inc.	3,000,000	3,000,000	-
Livescribe, Inc.	606,187	-	(606,187)
MBA Polymers, Inc.	2,000,000	1,180,000	(820,000)
Suniva, Inc.	2,500,007	1,400,000	(1,100,007)
Agilyx Corporation	4,000,000	2,770,000	(1,230,000)
BrightSource Energy, Inc.	3,046,644	1,809,513	(1,237,131)
Stoke, Inc.	3,500,000	930,000	(2,570,000)

Total	$55,490,354	$61,962,372	$6,472,018

Weighted-Average Holding Period of 1.7 Years

As of September 30, 2013, the weighted-average holding period of Keating Capital’s 17 portfolio companies was 1.7 years.

Stock Repurchase Program

During the third quarter, the Company repurchased 136,886 shares of its common stock for approximately $0.9 million, or an average price of $6.52 per share. The shares repurchased in the third quarter were made at a 16% weighted-average discount to NAV per share.

Since the inception of the stock repurchase program in May 2012, the Company has repurchased 448,441 shares of its common stock for approximately $3.0 million, or an average price of $6.61 per share. The total shares repurchased under the program since inception represented approximately 4.8% of the outstanding shares at the time the Company commenced the stock repurchase program. The weighted-average discount to NAV for all repurchased shares was 17%.

On October 24, 2013, our Board of Directors discontinued the stock repurchase program in order to make additional capital available for potential new investment opportunities. No repurchases were made under the stock repurchase program after September 30, 2013.

Results of Operations and Balance Sheet

Increase in Net Asset Value during the Third Quarter

As of September 30, 2013, the total fair value of Keating Capital’s 17 portfolio company investments was $62.0 million. The Company also had cash and cash equivalents of $10.4 million, or $1.18 per share. The Company’s net assets at September 30, 2013 were $70.0 million.

As of September 30, 2013, the Company’s NAV was $7.93 per share—an increase of $0.14 per share from the second quarter NAV of $7.79. The components that typically drive the changes in NAV each quarter are: (i) net investment losses, effectively the Company’s operating expenses, (ii) realized gains/losses on portfolio company dispositions, (iii) the change in unrealized appreciation/depreciation on portfolio company investments, and (iv) distributions paid to stockholders or capital transactions. During the three months ended September 30, 2013:

  The Company had net investment loss—effectively the Company’s operating expenses (including base management fees and accrued incentive fees)—of approximately $1.9 million, or a loss of $0.22 per share. The Company’s operating expenses, excluding base management fees and accrued incentive fees, were approximately $582,000 in the third quarter. During the third quarter, the Company recorded incentive fee expense of approximately $1.0 million resulting from an increase in net unrealized appreciation of approximately $5.1 million during the third quarter.

  As of September 30, 2013, the Company had approximately $2.2 million of accrued incentive fees related to net unrealized appreciation and cumulative net realized gain on its investments. However, as of September 30, 2013, the Company’s investment adviser would not be entitled to payment of an incentive fee until after the Company has achieved cumulative net realized gains on its investments in excess of approximately $7.6 million, which represents the sum of each portfolio company investment with unrealized depreciation as of September 30, 2013. As of September 30, 2013, the Company had approximately $4.7 million of cumulative net realized gains, resulting from the sale of its positions in NeoPhotonics, Solazyme, LifeLock and Corsair.
  The Company had no realized gains or losses during the quarter since it did not dispose of any portfolio company positions during the quarter.
  The Company had a net increase in unrealized appreciation on its portfolio company investments of approximately $5.1 million, or an increase of $0.57 per share, as a result of the following:
    Write-ups during the quarter of approximately $6.2 million in 12 portfolio companies.
    Write-downs during the quarter of approximately $1.1 million in three portfolio companies.
  The Company’s NAV increased by $0.02 per share as a result of its share repurchases, which was increased by $0.01 per share to a total of $0.03 per share to reconcile the change in net asset value per share to the other per share information presented. This increase was offset by the dividend of $0.24 per share paid in September.

The following table details the change in net asset value for the quarter ended September 30, 2013.

Keating Capital, Inc.
Change in Net Asset Value

	Three Months Ended
	September 30, 2013
	Amount	Per Share[1]

Net Asset Value, Beginning of Period[2]	$69,908,801	$7.79

Net Investment Loss	(1,946,234)	(0.22)

Net Change in Unrealized Appreciation (Depreciation) on Investments:
Jumptap, Inc.	1,820,000	0.20
Zoosk, Inc.	1,260,000	0.14
Xtime, Inc.	940,000	0.11
SilkRoad, Inc.	830,000	0.09
Glam Media, Inc.	320,000	0.04
Agilyx Corporation	280,000	0.03
Tremor Video, Inc.	124,208	0.02
TrueCar, Inc.	140,000	0.02
Kabam, Inc.	200,000	0.02
BrightSource Energy, Inc.	170,000	0.02
Harvest Power, Inc.	110,000	0.01
Metabolon, Inc.	20,000	*
Livescribe, Inc.	-	-
Deem, Inc.	-	-
Suniva, Inc.	(10,000)	*
MBA Polymers, Inc.	(160,000)	(0.02)
Stoke, Inc.	(950,000)	(0.11)

Net Change in Unrealized Appreciation (Depreciation) on Investments:	5,094,208	0.57

Net Increase in Net Assets Resulting from Operations	3,147,974	0.35

Stockholder Distributions:
Stockholder distributions paid from net realized gains	(2,131,961)	(0.24)

Capital Stock Transactions:
Repurchases of Common Stock[3]	(892,853)	0.03

Net Asset Value, End of Period[2]	$70,031,961	$7.93

Weighted Average Common Shares Outstanding During Period	8,932,438

Common Shares Outstanding At End of Period	8,835,340

* Per share amounts less than $0.01.
[1]Unless otherwise indicated, per share data based on weighted average common shares outstanding during the period.
[2]Per share data based on total common shares outstanding at the beginning and end of the corresponding period.
[3]The increase in net asset value per share attributable to repurchases of common stock for the three months ended September 30, 2013 was $0.02 per share. However, for purposes of this presentation, the per share amount attributable to purchases of common stock was increased by $0.01 per share to a total of $0.03 per share to reconcile the change in net asset value per share to the other per share information presented.

Dividend Distributions

Since 2011, the Company has made four distributions to stockholders totaling $0.64 per share as follows:

Date Declared	Record Date	Payment Date	Amount Per Share	Source of Distribution
February 11, 2011	February 15, 2011	February 17, 2011	$ 0.13	Return of Capital[1]
December 6, 2012	December 14, 2012	December 26, 2012	0.03	Capital Gains
May 28, 2013	June 14, 2013	June 26, 2013	0.24	Capital Gains[2]
May 28, 2013	September 13, 2013	September 25, 2013	0.24	Capital Gains[2]
			$ 0.64
[1]The February 2011 distribution was a special cash distribution based on the unrealized appreciation we had recorded on our NeoPhotonics investment at the time of the distribution, following NeoPhotonics’ completion of its IPO. In the future, we do not expect to pay distributions based on the unrealized appreciation of our private or public company investments.

[2]The determination of the tax attributes of the June and September 2013 dividends will be made as of the end of 2013 based upon our net realized gains for the full year and distributions paid for the full year. Therefore, a determination made on a quarterly basis may not be representative of the actual tax attributes of our June and September 2013 dividends for a full year. If we had determined the tax attributes of our June and September 2013 dividends as of September 30, 2013, all of such dividend would be from long-term capital gains.

As of September 30, 2013, the dividend yield on the Company’s common stock for the 12 months ended September 30, 2013 was 6.9%, which is calculated as the total dividends declared by the Company during such period divided by the $7.43 per share closing stock price as of September 30, 2013.

Capitalization

As of September 30, 2013, the Company had 8,835,340 shares of common stock issued and outstanding. There are no options, warrants, or other classes of securities issued or outstanding. Additionally, the Company had no debt for borrowed money as of September 30, 2013.

Other Information

The following are attached to this press release:

  Keating Capital’s statement of assets and liabilities as of September 30, 2013 and December 31, 2012, and
  Keating Capital’s statement of operations for the three months ended September 30, 2013 and 2012.

Stockholder Call

Keating Capital invites stockholders, analysts and interested parties to attend our earnings call on October 29, 2013, at 4:00 p.m. Eastern time. You may pre-register at http://info.keatingcapital.com/Q32013EarningsCallRegistration.html, and participate in the call by dialing (800) 954-0598.

A slide presentation will accompany the earnings call and will be available on October 28, 2013 at http://ir.keatingcapital.com/events.cfm. Select the Q3 2013 Earnings Call Slides link to download and print the presentation.

An archived audio replay of the earnings call together with the slide presentation will be available within approximately three hours after completion of the call at http://ir.keatingcapital.com/events.cfm. This archived recording will be available until the Company’s next quarterly conference call which has been tentatively scheduled for February 25, 2014, following the filing of its Q4 2013 results.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a closed-end fund (regulated as a business development company under the Investment Company Act of 1940) that specializes in making pre-IPO investments in emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Keating Capital, Inc.
Statements of Assets and Liabilities

	September 30,
	2013	December 31,
	(Unaudited)	2012

Assets
Investments in portfolio company securities at fair value:
Non-control/non-affiliate investments:
Private portfolio companies
(Cost: $47,490,353 and $47,332,174, respectively)	$52,118,180	$46,819,998
Publicly-traded portfolio companies
(Cost: $4,000,001 and $6,505,162, respectively)	4,984,192	8,073,708
Affiliate investments:
Private portfolio companies
(Cost: $4,000,000 and $8,000,080, respectively)	4,860,000	10,130,000
Total, investments in portfolio company securities at fair value	61,962,372	65,023,706
(Cost: $55,490,354 and $61,837,416, respectively)

Cash and cash equivalents	10,433,449	8,934,036
Prepaid expenses and other assets	78,974	104,429
Deferred offering costs	17,177	322,906

Total assets	$72,491,972	$74,385,077

Liabilities
Base management fees payable to investment adviser	$116,242	$128,746
Accrued incentive fees payable to investment adviser	2,230,880	693,699
Administrative expenses payable to investment adviser	52,880	51,396
Accounts payable	58,709	90,139
Accrued expenses and other liabilities	1,300	8,157

Total liabilities	2,460,011	972,137

Net assets
Common stock, $0.001 par value; 200,000,000 authorized; 9,283,781 and
9,283,781 shares issued, respectively	$9,284	$9,284
Additional paid-in capital	71,675,244	71,675,244
Treasury stock, at cost, 448,441 and 108,996 shares held, respectively	(2,962,594)	(764,179)
Accumulated net investment loss	(5,266,063)	(693,699)
Accumulated undistributed net realized gain on investments	104,072	-
Net unrealized appreciation on investments	6,472,018	3,186,290

Total net assets	$70,031,961	$73,412,940

Total liabilities and net assets	$72,491,972	$74,385,077

Net asset value per share (on 8,835,340 and 9,174,785 shares
outstanding, respectively)	$7.93	$8.00

Keating Capital, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2013	2012

Investment income
Interest from portfolio company investments
Non-control/non-affiliate investments	$11,613	$-
Affiliate investments	-	-
Total interest income from portfolio company investments	11,613	-
Interest and dividends from cash and cash equivalents	820	537

Total investment income	12,433	537

Operating expenses
Base management fees	358,247	383,061
Incentive fees	1,018,842	242,117
Administrative expenses allocated from investment adviser	158,400	157,372
Legal and professional fees	45,263	72,395
Directors fees	25,000	40,000
Stock transfer agent fees	14,498	17,934
Custody fees	1,500	250
Public and investor relations expenses	2,510	31,657
Marketing and advertising expenses	199,800	4,883
Printing and production expenses	12,297	18,461
Postage and fulfillment expenses	5,555	12,984
Travel expenses	30,398	19,137
General and administrative expenses	86,357	82,801

Total operating expenses	1,958,667	1,083,052

Net investment loss	(1,946,234)	(1,082,515)

Net realized gain (loss) on investments
Non-control/non-affiliate investments	-	(121,428)
Affiliate investments	-	-

Total net realized gain on investments	-	(121,428)

Net change in unrealized appreciation (depreciation) on investments
Non-control/non-affiliate investments	5,074,208	1,052,013
Affiliate investments	20,000	280,000

Total net change in unrealized appreciation (depreciation)
on investments	5,094,208	1,332,013

Net increase (decrease) in net assets resulting from operations	$3,147,974	$128,070

Net investment loss per common share outstanding (basic and diluted)	$(0.22)	$(0.12)

Net increase (decrease) in net assets resulting from operations per
common share outstanding (basic and diluted)	$0.35	$0.01

Weighted average common shares outstanding (basic and diluted)	8,932,438	9,237,502

CONTACT:
Keating Capital, Inc.
Investor Relations Contact:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com